Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264984-01

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 16, 2022)

2,801,724 Shares

IDACORP, Inc.

Common Stock

The forward counterparty below is offering 2,801,724 shares of our common stock. We have entered into a forward sale agreement with Morgan Stanley & Co. LLC, which we refer to as the forward counterparty, with respect to 2,801,724 shares of our common stock. In connection with the forward sale agreement, the forward counterparty or its affiliates are borrowing from third parties and selling to the underwriters an aggregate of 2,801,724 shares of our common stock that will be delivered in this offering. If in the good faith, commercially reasonable judgment of the forward counterparty, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying the forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward counterparty’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that the forward counterparty does not borrow and deliver.

We will not initially receive any proceeds from the sale of our common stock sold by the forward counterparty to the underwriters, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion no later than the date that is 12 months from entry into the forward sale agreement. We may settle the forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, or we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle all or a portion of the forward sale agreement, we may not receive any proceeds from such election, and we may owe cash to the forward counterparty. If we elect to net share settle all or a portion of the forward sale agreement, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to the forward counterparty. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement. We expect to use net proceeds from settlement of the forward sale agreement, if any, for general corporate purposes, which may include capital expenditures. See “Use of Proceeds.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “IDA.” The last reported sale price of our common stock on the NYSE on November 7, 2023 was $96.68 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement to read important factors you should consider before investing in our common stock.

The underwriters propose to offer shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to their right to reject any order in whole or in part. In connection with the sale of shares of our common stock, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of our common stock for whom they may act as an agent or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of our common stock and the price at which the underwriters resell such shares may be deemed underwriting compensation.

The underwriters have agreed to purchase shares of our common stock from the forward counterparty at a price of $90.016 per share. We expect to receive estimated net proceeds from the sale of shares of our common stock, after deducting estimated expenses, of approximately $251.9 million (or approximately $289.8 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to have the forward counterparty or its affiliate borrow and deliver such shares to the underwriters as described in detail below) upon full physical settlement of the forward sale agreement, which we expect to occur no later than the date that is 12 months from entry into the forward sale agreement. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreement is fully physically settled based on the initial forward sale price of $90.016 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 420,258 shares of our common stock at a price of $90.016 per share, subject to certain possible adjustments. If such option is exercised, we may, in our sole discretion, enter into an additional forward sale agreement with the forward counterparty in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we may enter into with the forward counterparty in connection with the exercise, by the underwriters, of their option to purchase additional shares. If such option is exercised and we elect not to enter into an additional forward sale agreement, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into an additional forward sale agreement, and if in the good faith, commercially reasonable judgment of the forward counterparty, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option, such amount of shares of our common stock underlying the additional forward sale agreement, or if certain other conditions to the forward counterparty’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward counterparty does not borrow and deliver.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect that the shares of our common stock will be delivered against payment on or about November 10, 2023.

Joint Book-Running Managers

Wells Fargo Securities	Morgan Stanley	BofA Securities	Mizuho

Co-Managers

BTIG	MUFG

The date of this prospectus supplement is November 7, 2023.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying prospectus combined.

You should rely only on the information contained in this document or to which this document refers you, or in other offering materials filed by us with the Securities and Exchange Commission (the “SEC”). This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and forward counterparty have not, authorized anyone to provide you with different information and, if given, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. We are not, and the underwriters and the forward counterparty are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Unless we indicate otherwise, or the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us” and “our” or similar terms are to IDACORP, Inc., and references in this prospectus supplement to “Idaho Power” are to Idaho Power Company, our principal operating subsidiary.

FORWARD-LOOKING STATEMENTS

In addition to the historical information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein, this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein contain statements that relate to future events and expectations, such as statements regarding projected or future financial performance, cash flows, capital expenditures, dividends, capital structure or ratios, load forecasts, strategic goals, challenges, objectives, and plans for future operations. Such statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events, or performance, often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “potential,” “plans,” “predicts,” “preliminary,” “projects,” “targets,” “may,” “may result,” “may continue,” or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance, involve estimates, assumptions, risks, and uncertainties, and may differ materially from actual results, performance, or outcomes. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors discussed in our filings with the SEC, including the Form 10-K, the Forms 10-Q and the Forms 8-K

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incorporated by reference in this prospectus supplement, and we refer you to those reports for further information, as well as the following important factors:

•	decisions by the Idaho and Oregon public utilities commissions and the Federal Energy Regulatory Commission that impact Idaho Power’s ability to recover costs and earn a return on investment;

•	changes to or the elimination of Idaho Power’s regulatory cost recovery mechanisms;

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expenses and risks associated with capital expenditures for, and the permitting and construction of, utility infrastructure projects that Idaho Power may be unable to complete or that may not be deemed prudent by regulators for cost recovery or return on investment;

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expenses and risks associated with supplier and contractor delays and failure to satisfy project quality and performance standards on utility infrastructure projects and the potential impacts of those delays and failures on Idaho Power’s ability to serve customers;

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power demand exceeding supply, and the rapid addition of new industrial and commercial customer load and the volatility of such new load demand, resulting in increased costs for purchasing energy and capacity in the market, if available, or acquiring or constructing additional generation and transmission resources, and battery storage facilities;

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impacts of economic conditions, including an inflationary or recessionary environment and increasing interest rates, on items such as operations and capital investments, supply costs and delivery delays, supply scarcity and shortages, population growth or decline in Idaho Power’s service area, changes in customer demand for electricity, revenue from sales of excess power, credit quality of counterparties and suppliers and their ability to meet financial and operational commitments, and collection of receivables;

•	changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power’s service area, and the associated impacts on loads and load growth;

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employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies’ workforce, the cost and ability to attract and retain skilled workers and third-party contractors and suppliers, the cost of living and the related impact on recruiting employees, and the ability to adjust to fluctuations in labor costs;

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changes in, failure to comply with, and costs of compliance with laws, regulations, policies, and orders including those relating to reliability and security, the environment, climate change, natural resources, and threatened and endangered species, and associated mitigation requirements, which may result in penalties and fines, increase compliance and operational costs, and impact recovery associated with increased costs through rates;

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abnormal or severe weather conditions (including conditions and events associated with climate change), wildfires, droughts, earthquakes, and other natural phenomena and natural disasters, which affect customer sales, hydropower generation, repair costs, service interruptions, liability for damage caused by utility property, and the availability and cost of fuel for generation plants or purchased power to serve customers;

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advancement of self-generation, energy storage, energy efficiency, alternative energy sources, and other technologies that may reduce Idaho Power’s sale or delivery of electric power or introduce operational vulnerabilities to the power grid;

•	variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River Basin, which may impact the amount of power generated by Idaho Power’s hydropower facilities;

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ability to acquire fuel, power, equipment, and transmission capacity on reasonable terms and prices, particularly in the event of unanticipated or abnormally high resource demands, price volatility, lack of physical availability, transportation constraints, outages due to maintenance or repairs to generation or transmission facilities, disruptions in the supply chain, or credit quality or lack of counterparty and supplier credit;

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•

disruptions or outages of Idaho Power’s generation or transmission systems or of any interconnected transmission systems, which can result in liability for Idaho Power, increase power supply costs and repair expenses, and reduce revenues;

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accidents, electrical contacts, fires (either affecting or caused by Idaho Power facilities or infrastructure), explosions, infrastructure failures, general system damage or dysfunction, and other unplanned events that may occur while operating and maintaining assets, which can cause unplanned outages; reduce generating output, damage company assets, operations, or reputation; subject Idaho Power to third-party claims for property damage, personal injury, or loss of life; or result in the imposition of fines and penalties;

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acts or threats of terrorist incidents, acts of war, social unrest, cyber or physical security attacks, and other malicious acts of individuals or groups seeking to disrupt Idaho Power’s operations or the electric power grid or compromise data, or the disruption or damage to the companies’ business, operations, or reputation resulting from such events;

•	increased purchased power costs and operational and reliability challenges associated with purchasing and integrating intermittent renewable energy sources into Idaho Power’s resource portfolio;

•	Idaho Power’s concentration in one industry and one region, and the resulting exposure to regional economic conditions and regional legislation and regulation;

•	changes in tax laws or related regulations or interpretations of applicable laws or regulations by federal, state, or local taxing jurisdictions, and the availability of tax credits;

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inability to timely obtain and the cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydropower facilities;

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ability to obtain debt and equity financing or refinance existing debt when necessary and on satisfactory terms, which can be affected by factors such as credit ratings, reputational harm, volatility or disruptions in the financial markets, interest rate fluctuations, decisions by the Idaho or Oregon public utility commissions, and the companies’ past or projected financial performance;

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ability to enter into financial and physical commodity hedges with creditworthy counterparties to manage price and commodity risk for fuel, power, and transmission, and the failure of any such risk management and hedging strategies to work as intended, and the potential losses the companies may incur on those hedges, which can be affected by factors such as the volume of hedging transactions and degree of price volatility;

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changes in actuarial assumptions, changes in interest rates, increasing health care costs, and the actual and projected return on plan assets for pension and other post-retirement plans, which can affect future pension and other postretirement plan funding obligations, costs, and liabilities and the companies’ cash flows;

•	remediation costs associated with planned exits from participation in Idaho Power’s co-owned coal plants;

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ability to continue to pay dividends and achieve target dividend payout ratios based on financial performance, capital requirements, contractual covenants and restrictions, and regulatory limitations, and in light of credit rating considerations; and

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adoption of or changes in accounting policies and principles, changes in accounting estimates, and new SEC or New York Stock Exchange (the “NYSE”) requirements or new interpretations of existing requirements.

Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of

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any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. We disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

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SUMMARY

This summary does not contain all of the information that you should consider before investing in our common stock. You should read the following summary in conjunction with the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless the context otherwise indicates, the information included in this prospectus supplement assumes that the underwriters do not exercise their options to purchase additional shares of our common stock.

ABOUT IDACORP

We are a holding company incorporated in 1998 under the laws of the state of Idaho. Our principal operating subsidiary is Idaho Power Company. We are subject to the provisions of the Public Utility Holding Company Act of 2005, which provides the Federal Energy Regulatory Commission (“FERC”) and state utility regulatory commissions with access to books and records and imposes record retention and reporting requirements on us.

Idaho Power was incorporated under the laws of the state of Idaho in 1989 as the successor to a Maine corporation that was organized in 1915 and began operations in 1916. Idaho Power is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and capacity and is regulated by the state regulatory commissions of Idaho and Oregon and by the FERC. Idaho Power is the parent of Idaho Energy Resources Co., a joint venturer in Bridger Coal Company, which mines and supplies coal to the Jim Bridger power plant owned in part by Idaho Power. Idaho Power’s utility operations constitute nearly all of our current business operations.

Our other notable subsidiaries include IDACORP Financial Services, Inc., an investor in affordable housing and other real estate tax credit investments, and Ida-West Energy Company, an operator of small hydropower generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978.

Our and Idaho Power’s principal executive offices are located at 1221 W. Idaho Street, Boise, Idaho 83702, and the telephone number is (208) 388-2200.

For additional information concerning our business and affairs, including our capital requirements and external financing arrangements, and pending legal and regulatory proceedings, including descriptions of those laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference into this prospectus supplement, as described in the section entitled “Where You Can Find More Information.”

THE OFFERING

Common stock offered by this prospectus supplement	2,801,724 shares of our common stock (or 3,221,982 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).

Common stock outstanding immediately before this offering	50,615,237 shares of our common stock.(1)

Common stock to be outstanding immediately after the offering but prior to settlement of the forward sale agreement	50,615,237 shares of our common stock.(2)

Common stock to be outstanding after settlement of the forward sale agreement assuming physical settlement	53,416,961 shares of our common stock (or 53,837,219 shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full).(3)

Use of Proceeds	We will not initially receive any proceeds from the sale of shares of our common stock offered by the forward counterparty in this offering, unless (i) an event occurs that requires us to sell shares to the underwriters in lieu of the forward counterparty selling such shares to the underwriters as further described elsewhere in this prospectus supplement or (ii) the underwriters exercise their option to purchase additional shares of our common stock, in whole or in part, and we elect to sell the shares of our common stock covered by such option directly to the underwriters rather than requiring the forward counterparty or its affiliate to borrow and sell such shares to the underwriters pursuant to an additional forward sale agreement.

We estimate that the net proceeds to us (after deducting estimated expenses) from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreement will be approximately $251.9 million (or approximately $289.8 million if the underwriters exercise their option in full, and we elect to have the forward counterparty or its affiliates borrow and deliver such shares to the underwriters), subject to certain adjustments pursuant to the forward sale agreement and assuming full physical settlement of the forward sale agreement based on the initial forward sale price of $90.016 per share. We will not receive any proceeds under the forward sale agreement on the closing date of this offering. The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion no later than the date that is 12 months from entry into the forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreement is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds are subject to settlement of the forward sale agreement. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreement, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. The forward sale price will also be subject to decrease if the cost to the forward counterparty of borrowing the number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. Although we expect to settle the forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle the forward sale agreement in full, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to the forward counterparty). If we elect to net share settle the forward sale agreement in full, we would not receive any cash proceeds from the forward counterparty (and we may be required to deliver shares of our common stock to the forward counterparty). The forward sale agreement is also subject to acceleration by the forward counterparty upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

We intend to use the net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreement and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of our common stock, for general corporate purposes, which may include capital expenditures. See “Use of Proceeds.”

Listing	Our common stock is listed on the NYSE under the symbol “IDA”.

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Dividend Policy	We expect to pay dividends on our common stock in amounts determined from time to time by our board of directors. Future dividend levels will be dependent on our results of operations, financial position, cash flows and other factors.

Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders	Certain U.S. federal income and estate tax considerations of the acquisition, ownership and disposition of our common stock for non-U.S. holders are described in “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders” included elsewhere in this prospectus supplement.

Risk Factors	You should read “Risk Factors” on page S-6 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference herein for a discussion of certain risks that prospective investors should consider before investing in our common stock.

Accounting Treatment	Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $90.016 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. Any issuance and delivery of our common stock by us upon any physical or net share settlement of the forward sale agreement, however, will result in dilution to our earnings per share.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriters in lieu of the forward counterparty selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward counterparty (or its affiliate). Because certain of the underwriters or their respective affiliates will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters are deemed to have a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121).

In accordance with FINRA Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm any sales to any account over which it exercises discretionary authority without the prior written approval of the transaction from the account holder. See “Underwriting (Conflict of Interest)” for additional information.

(1)

Based on 50,615,237 shares of our common stock outstanding as of November 3, 2023. Excludes any additional shares reserved for issuance under our equity compensation awards or Dividend Reinvestment and Stock Purchase Plan.

(2)

Based on 50,615,237 shares of our common stock outstanding as of November 3, 2023, and assumes that if the underwriters’ option to purchase additional shares of our common stock is exercised, we elect for the forward counterparty to sell the full number of shares of our common stock that are subject to that exercise to the underwriters. Excludes (i) shares of our common stock that we may be required to sell to the underwriters in lieu of the forward counterparty selling our common stock to the underwriters, and (ii) any additional shares reserved for issuance under our equity compensation awards or Dividend Reinvestment and Stock Purchase Plan from and after November 4, 2023 through final settlement of the forward sale agreement.

(3)

Based on 50,615,237 shares of our common stock outstanding as of November 3, 2023. Excludes (i) shares of our common stock that we may be required to sell to the underwriters in lieu of the forward counterparty selling our common stock to the underwriters, and (ii) any additional shares reserved for issuance under our equity compensation awards or Dividend Reinvestment and Stock Purchase Plan from and after November 4, 2023 through final settlement of the forward sale agreement.

RISK FACTORS

Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the risks and uncertainties discussed in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings we make from time to time with the SEC. You should also consider the risk factors described in any documents we incorporate by reference in the future. See “Incorporation of Certain Information By Reference” and “Where You Can Find More Information.”

Settlement provisions contained in the forward sale agreement subject us to certain risks.

The forward counterparty will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle that forward sale agreement on a date specified by the forward counterparty if:

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in the good faith, commercially reasonable judgment of the forward counterparty, it or its affiliate is unable to hedge its exposure to the transactions contemplated by its forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

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we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the forward counterparty;

•	certain ownership thresholds applicable to the forward counterparty are exceeded;

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an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreement); or

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certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into the forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in the forward sale agreement).

The forward counterparty’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreement will automatically terminate without further liability of either party to the agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement.

The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion no later than the date that is 12 months from entry into the forward sale agreement.

The forward sale agreement will be physically settled, unless we elect to settle the forward sale agreement in cash or to net share settle the forward sale agreement. If we decide to physically settle or net share settle the forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreement, we would expect the forward counterparty or its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward counterparty or its affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of the purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward counterparty under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward counterparty will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. The forward sale price will also be subject to decrease if the cost to the forward counterparty of borrowing the number of shares of our common stock underlying the forward sale agreement exceeds a specified amount.

In addition, the purchase of shares of our common stock by the forward counterparty or its affiliates to unwind the forward counterparty’s hedge position could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward counterparty upon a cash settlement or net share settlement, as the case may be, of the forward sale agreement, or decreasing the amount of cash or the number of shares of our common stock that the forward counterparty owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreement. We will not be able to control the manner in which the forward counterparty unwinds its hedge position.

In certain bankruptcy or insolvency events, the forward sale agreement will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreement will automatically terminate. If the forward sale agreement so terminates, we would not be obligated to deliver to the forward counterparty any shares of our common stock not previously delivered (or for which physical settlement has not been elected), and the forward counterparty would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled (or for which physical settlement has not been elected). Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under the forward sale agreement at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on those proceeds, and cannot be determined at this time.

The issuance of substantial numbers of shares of common stock or securities convertible into shares of common stock, or the perception that those issuances might occur, could materially adversely affect us, including the per share trading price of shares of our common stock, and could be dilutive to our shareholders.

The exercise of the underwriters’ option to purchase additional shares, the vesting of equity awards granted to certain directors, executive officers and other employees under our equity incentive plans, the issuance of our common stock or securities convertible into shares of our common stock in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. The forward sale agreement will be physically settled, unless we elect cash or net share settlement under the forward sale agreement. If we decide to physically or net share settle the forward sale agreement, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity. In addition, future issuances of shares of our common stock may be dilutive to our shareholders.

The market price of our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price and trading volume of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings and political, economic, financial and other global and national factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded and our business segments.

Our charter and bylaws and Idaho law could delay or prevent a change in control that you may favor.

The terms of some of the provisions in our articles of incorporation and bylaws and provisions of Idaho law could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management. In particular, the provisions of our articles of incorporation and bylaws:

•	authorize our board of directors to issue up to 20,000,000 shares of preferred stock in one or more series without further action by shareholders;

•	limit the shareholders’ right to remove directors, fill vacancies and increase or reduce the number of directors;

•	regulate how shareholders may present proposals or nominate directors for election at shareholders’ meetings; and

•	require a supermajority vote of shareholders to amend certain provisions.

We are subject to the provisions of the Idaho Control Share Acquisition Act and the Idaho Business Combination Act. The Idaho Control Share Acquisition Act is designed to protect minority shareholders if someone acquires 20% or more of our voting stock. An acquiring person must disclose to us its identity, acquisition plans and financing. The acquiring person cannot vote a number of shares exceeding the applicable percentages, unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power. The Idaho Business Combination Act prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for three years after that person acquired the shares, unless our board of directors approved of the business combination or the acquisition in advance.

Statutory and regulatory factors will limit another party’s ability to acquire us and could deprive you of the opportunity to gain a takeover premium for your shares of common stock.

Even if our board of directors favors a sale of the company, a sale would require approval of a number of federal and state regulatory agencies, including the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Wyoming Public Service Commission. The approval process could be lengthy and the outcome uncertain, which may deter otherwise interested parties from proposing or attempting a business combination. These regulatory constraints may result in a limited number of potential buyers.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward counterparty in this offering, unless an event occurs that requires us to issue and sell such shares to the underwriters in lieu of the forward counterparty selling such shares to the underwriters as further described elsewhere in this prospectus supplement, in which case we intend to use all net proceeds we receive from any such sales for the same purposes described below.

We expect to receive net proceeds (after deducting estimated expenses) of approximately $251.9 million (or approximately $289.8 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full and we elect to have the forward counterparty or its affiliate borrow and deliver such shares to the underwriters), subject to the price adjustment and other provisions of the forward sale agreement, in the event of full physical settlement of the forward sale agreement, which we expect to occur no later than the date that is 12 months from entry into the forward sale agreement. For purposes of calculating the proceeds to us upon settlement of the forward sale agreement, we have assumed that the forward sale agreement is physically settled based upon the initial forward sale price of $90.016 on the effective date of the forward sale agreement, which will be November 10, 2023. We will not receive any proceeds under the forward sale agreement on the closing date of this offering. The actual proceeds from the forward sale are subject to the final settlement of the forward sale agreement. The forward sale price that we expect to receive upon physical settlement of the forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. The forward sale price will also be subject to decrease if the cost to the forward counterparty of borrowing the number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. See “Underwriting (Conflicts of Interest)—Forward Sale Agreement” for a description of the forward sale agreement.

We currently intend to elect full physical settlement of the forward sale agreement and to use the net proceeds, if any, that we would receive upon settlement of the forward sale agreement and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of common stock for general corporate purposes, which may include capital expenditures. If we elect to cash settle all or a portion of the forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election of cash settlement of the forward sale agreement and we may either receive a cash payment from, or owe a cash payment to, the forward counterparty. If we elect to net share settle all or a portion of the forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive shares of our common stock from, or owe shares of our common stock to, the forward counterparty.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes material U.S. federal income and estate tax considerations relevant to the acquisition, ownership and disposition of shares of our common stock applicable to Non-U.S. Holders (as defined below), and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to shares of our common stock that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not describe all of the U.S. federal income or estate tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, banks, tax-exempt organizations, insurance companies, brokers, traders or dealers in securities or commodities, persons holding shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated or risk-reduction transaction, shareholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, persons that directly, indirectly or constructively hold in excess of 5% of our common stock, “controlled foreign corporations,” “passive foreign investment companies,” real estate investment trusts and regulated investment companies, governmental organizations, foreign tax-exempt organizations, qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund), persons subject to the alternative minimum tax, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, persons deemed to sell our common stock under the constructive sale provisions of the Code, or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income or estate tax consequences for any beneficial owner of shares of our common stock who is a United States person within the meaning of Section 7701(a)(30) of the Code (a “United States person”) or any entity or arrangement treated as a partnership for U.S. federal income tax purposes. Persons considering the purchase of shares of our common stock are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate (except to the limited extent set forth below), generation-skipping or gift tax laws, the Medicare tax on investment income or the effect of any applicable non-U.S., state or local laws.

We have not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of shares of our common stock or that any such position would not be sustained.

Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, non-U.S. or other tax laws, including gift and estate tax laws.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is: (i) a foreign corporation or any other foreign organization classified as a corporation for U.S. federal income tax purposes, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in either case is not subject to U.S. federal income tax on a net-income basis on income from, or gain on sale of, a share of common stock. A prospective investor that is an individual may be deemed to be a resident alien, rather than a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending with the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of our common stock should consult their tax advisors as to the particular U.S. federal income and estate tax considerations relevant to the acquisition, ownership and disposition of such shares of our common stock applicable to them.

Distributions

In general, a distribution that we make to a Non-U.S. Holder with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. To the extent the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce the Non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (see “—Sale or Other Taxable Disposition of Our Common Stock” below). Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, or not attributable to a permanent establishment maintained by such Non-U.S. Holder within the United States under an applicable income tax treaty, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder generally is required to provide to the applicable withholding agent an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 (or a suitable substitute form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders considering the purchase of shares of our common stock are urged to consult their tax advisors regarding their entitlement to any benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, are taxed on a net-income basis at the regular graduated rates applicable to United States persons. The Non-U.S. Holder generally is required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “ —Information Reporting and Backup Withholding” and “ —Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder within the United States, (ii) in the case of a Non-U.S. Holder that is an individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

In the case described in (i) above, gain or loss recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable income tax treaty rate) on any capital gain recognized on the disposition of shares of our common stock (after being offset by certain U.S.-source capital losses).

We have not made an assessment whether we are a USRPHC; however, even if we are a USRPHC, so long as shares of our common stock continue to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of our common stock if the Non-U.S. Holder has not held more than 5% (directly, indirectly or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such Non-U.S. Holder’s holding period. If our common stock were not considered to be regularly traded on an established securities market in the United States, such Non-U.S. Holder (regardless of the percentage of shares of our common stock owned) would be subject to U.S. federal income tax on a taxable disposition of shares of our common stock at the regular graduated rates applicable to United States persons and a 15% withholding tax would apply to the gross proceeds from such disposition. Non-U.S. Holders considering the purchase of shares of our common stock are urged to consult their tax advisors regarding the application of these rules.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of any distributions paid to such holder, whether or not the distribution represents a taxable dividend, the name and address of the recipient and any tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty.

A Non-U.S. Holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies on IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 (or a suitable substitute form) that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale of our common stock by a Non-U.S. Holder within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies on IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 (or a suitable substitute form) that it is a Non-U.S. Holder (and the withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code and related IRS guidance (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) impose a 30% U.S. withholding tax on any dividends on our common stock and (subject to proposed Treasury regulations discussed below) on the gross proceeds from a disposition of our common stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless

(i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification (generally on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of our common stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Intergovernmental agreements governing FATCA between the United States and certain other countries may modify the foregoing requirements for certain holders of our common stock. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of our common stock.

Federal Estate Tax

Shares of our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death generally will be includable in the decedent’s gross estate for U.S. federal estate tax purposes unless an applicable income tax treaty provides otherwise.

The preceding discussion of material U.S. federal income and estate tax considerations is for general information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state and local and non-U.S. tax consequences of acquiring, owning and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC are acting as the representatives of the underwriters. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement among us, the forward counterparty and the underwriters, the forward counterparty (or affiliates thereof) has agreed, at our request, to borrow from third parties and sell to the underwriters an aggregate of 2,801,724 shares of our common stock in connection with the execution of a separate forward sale agreement between us and Morgan Stanley & Co. LLC. Under the terms and subject to the conditions of the underwriting agreement, each of the underwriters has agreed, severally and not jointly, to purchase, and the forward counterparty has agreed to sell to each underwriter, at the price set forth on the cover page of this prospectus supplement, the number of shares of our common stock shown opposite its name below:

Underwriter	Number of Shares
Wells Fargo Securities, LLC	980,604
Morgan Stanley & Co. LLC	980,604
BofA Securities, Inc.	280,172
Mizuho Securities USA LLC	280,172
BTIG, LLC	140,086
MUFG Securities Americas Inc.	140,086

Total	2,801,724

The underwriters are offering the shares of our common stock subject to their acceptance of the shares from the forward counterparty and subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters must purchase all of the shares of our common stock offered by this prospectus supplement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters.

We have agreed to indemnify the underwriters, the forward counterparty and its affiliates against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters or the forward counterparty may be required to make in respect of any of these liabilities. We have also agreed to pay all expenses incident to the registration of the shares of our common stock.

The underwriters propose to offer shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to their right to reject any order in whole or in part. In connection with the sale of shares of our common stock, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of our common stock for whom they may act as an agent or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of our common stock and the price at which the underwriters resell such shares may be deemed underwriting compensation.

The expenses of the offering (excluding the underwriting discount) are estimated to be approximately $275,000 and are payable by us.

Forward Sale Agreement

We have entered into a forward sale agreement on the date of this prospectus supplement with Morgan Stanley & Co. LLC or its affiliate, whom we refer to as the forward counterparty relating to 2,801,724 shares of our common stock. In connection with the execution of the forward sale agreement, and at our request, the forward counterparty or its affiliate is borrowing from third parties and selling to the underwriters an aggregate of 2,801,724 shares of our common stock that will be delivered in this offering.

If the forward counterparty determines, in its commercially reasonable judgment, that it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date shares of our common stock in the case of the forward sale agreement, or that it or its affiliate would incur a stock loan cost greater than a specified amount in order to do so, then the number of shares of our common stock to which the forward sale agreement relates will be reduced to the number that the forward counterparty or its affiliate can so borrow and deliver. In the event that the number of shares of our common stock to which the forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of our common stock from the forward counterparty and the forward counterparty’s obligation to borrow such shares of our common stock for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters all or such portion of the number of shares of our common stock not borrowed and delivered by the forward counterparty. In such event, we or the underwriters will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, from the forward counterparty upon physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to physically settle the forward sale agreement.

The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion by the date that is 12 months from entry into the forward sale agreement. On a settlement date or dates, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward counterparty at the then-applicable forward sale price. The forward sale price will initially be $90.016 per share, which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby. The forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreement by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. The forward sale price will also be subject to decrease if the cost to the forward counterparty of borrowing the number of shares of our common stock underlying the forward sale agreement exceeds a specified amount.

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $90.016 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement.

However, if we decide to physically or net share settle the forward sale agreement, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share.

The forward counterparty will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle the forward sale agreement on a date specified by the forward counterparty if:

•

in the good faith, commercially reasonable judgment of the forward counterparty, it or its affiliate is unable to hedge its exposure to the transactions contemplated by the forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the forward counterparty;

•	certain ownership thresholds applicable to the forward counterparty are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreement); or

•

certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with entry into the forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in the forward sale agreement).

The forward counterparty’s decision to exercise its right to require us to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreement will automatically terminate without further liability of either party to the agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement. See “Risk Factors.”

The forward sale agreement will be physically settled, unless we elect to settle the forward sale agreement in cash or to net share settle the forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle the forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreement, we would expect the forward counterparty or its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward counterparty or their affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward counterparty under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward counterparty will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of shares of our common stock by the forward counterparty or its affiliates to unwind the forward counterparty’s hedge positions could cause the market price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock we would owe to the forward counterparty upon a cash settlement or net share settlement, as the case may be, of the forward sale agreement, or decreasing the amount of cash or the number of shares of our common stock that the forward counterparty would owe us upon a cash settlement or net share settlement, as the case may be, of the forward sale agreement. We will not be able to control the manner in which the forward counterparty unwinds its hedge positions.

The foregoing is a description of certain provisions, and their anticipated effects, of the forward sale agreement we have entered into in connection with this offering, a copy of which is available upon request from us at the address set forth in the section entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreement is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreement.

Option to Purchase Additional Shares

The underwriters have been granted an option, exercisable in whole or in part from time to time, to purchase up to an additional 420,258 shares of our common stock at the purchase price described above, within 30 days from the date of this prospectus supplement, subject to certain possible adjustments. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as the other shares of common stock that are the subject of this offering. Upon any exercise of such option, we may, in our sole discretion enter into an additional forward sale agreement with the forward counterparty in respect of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into an additional forward sale agreement, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into an additional forward sale agreement, and if in the good faith, commercially reasonable judgment of the forward counterparty, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to the forward counterparty’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward counterparty does not borrow and deliver.

Lock-Up Agreement

We have agreed that, during the period commencing on the date hereof and through and including the date that is 60 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the representatives of the underwriters, we will not directly or indirectly (i) issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or other capital stock, (ii) file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock or other capital stock, or (iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock or other capital stock, whether any such transaction described in clause (i) or (iii) above is to be settled by delivery of common stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. The foregoing restrictions on us will not apply to:

(a)	the issuance and sale of common stock by us pursuant to this prospectus supplement;

(b)	the filing by us of a registration statement under the Securities Act in respect of our dividend reinvestment and stock purchase plan and the issuance of shares of common stock pursuant thereto;

(c)

the issuance by us of shares, and options to purchase shares, of common stock and restricted stock units pursuant to equity incentive plans or arrangements that are described in this prospectus supplement or incorporated by reference herein; and

(d)

the issuance of shares of common stock by us (A) in connection with the exercise of options granted pursuant equity incentive plans or arrangements that are described in this prospectus supplement or incorporated by reference herein or (B) upon the exercise of warrants or convertible securities outstanding on the date of this prospectus supplement.

In addition, our directors and executive officers have agreed that, during the Lock-Up Period, without the prior written consent of the representatives of the underwriters, they will not directly or indirectly (i) offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock (including, without limitation, common stock or such other capital stock that may deemed to be beneficially owned by such director or executive officer accordance with the rules and regulations of the SEC or that may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for common stock, preferred stock, other capital stock, whether now owned or hereafter acquired or with respect to which such director or officer has or hereafter acquires the power of disposition; or (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any common stock, preferred stock or other capital stock, whether any transaction described in clause (i) or clause (ii) is to be settled by delivery of common stock, preferred stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. Subject to certain additional limitations and conditions, including those relating to public filings required to be or voluntarily made in connection with a transfer, the foregoing restrictions on our directors and executive officers will not apply to:

(a)

shares of common stock disposed as a bona fide gift or by will, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on such director or officer’s death, in each case to any member of the immediate family of such director or officer or to a trust the beneficiaries of which are exclusively such director or officer or members of such director or officer’s immediate family, or as a bona fide gift to a charity or educational institution;

(b)	transfers of shares of common stock made by a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company;

(c)

shares of common stock transferred or deemed sold to us in connection with the vesting, settlement or exercise of restricted stock units or options (including, in each case, by way of “net” or “cashless” exercise), including any transfers to us for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units or options, in all such cases pursuant to equity awards granted pursuant equity incentive plans or arrangements that are described in this prospectus supplement or incorporated by reference herein; and

(d)	shares of our common stock acquired in open market purchases after the closing of this offering.

New York Stock Exchange Listing

The shares are listed on the NYSE under the symbol “IDA”.

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters nor the forward counterparty make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters nor the forward counterparty make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the website maintained by the underwriters. None of the other information appearing on or that can be accessed through websites maintained by the underwriters is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward counterparty or its affiliates selling our common stock to the underwriters) will be paid to the forward counterparty. As a result, Morgan Stanley & Co. LLC (or its affiliates) will receive more than 5% of the net proceeds of this offering, not including the underwriting discount. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121).

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and/or their affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. For instance, an affiliate of Wells Fargo Securities, LLC serves as a lender and lead arranger and affiliates of BofA Securities, Inc., and MUFG Securities Americas Inc. serve as lenders under our $100 million revolving credit facility. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, Morgan Stanley & Co. LLC or its affiliate is acting as the forward counterparty.

In addition, in the ordinary course of their business activities, the underwriters, the forward counterparty and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If an underwriter or its affiliates has a lending relationship with us, such underwriter or its affiliates routinely hedge, and such underwriter or its affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriter and its affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the securities offered in this offering. The underwriters, the forward counterparty and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us. or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares of the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The shares of our common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of common stock may be offered to the public in that Relevant State at any time: (a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation; (b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or (c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom (“UK”) prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority, except that the shares of common stock may be offered to the public in the UK at any time: (a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation; (b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or (c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”) provided that no such offer of the shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In the UK, this offering document is only being distributed to and is only directed at persons (i) who fall within Article 19(5) (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Financial Promotion Order”) or (ii) who fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”).

In the UK, any investment or investment activity to which this offering document relates, including the shares of common stock, is available only to relevant persons and will be engaged in only with relevant persons. In the UK, this offering document must not be acted on or relied on by persons who are not relevant persons.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares of common stock in circumstances in which Section 21(1) of the FSMA does not apply to IDACORP Inc.; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the UK.

Hong Kong

The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of our common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Switzerland

The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff.

of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Taiwan

The shares of our common stock have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the shares of common stock or the provision of information relating to the offering of the common stock, including, but not limited to, this prospectus supplement and the accompanying prospectus. The shares of common stock may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan.

Dubai Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Information about us is also available at our website at idacorpinc.com. However, the information accessible on or through our website is not a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus, which include information incorporated by reference, are part of a registration statement we have filed with the SEC. As permitted by the SEC’s rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more complete information about us and our common stock.

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-14465):

•	Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 16, 2023;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2023;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed on May 4, 2023, August 3, 2023, and November 2, 2023, respectively;

•	Current Reports on Form 8-K filed on May 23, 2023, June 2, 2023, and October 27, 2023; and

•

Description of our common stock contained in Exhibit 4.10 of our Annual Report on Form 10-K for the year ended December 31, 2020, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus, and before we terminate the offering.

We are not incorporating by reference any documents or portions of documents that are not deemed filed with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of this prospectus supplement or the accompanying prospectus modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the prospectus after the most recent effective date may modify or replace existing statements contained in this prospectus supplement or the accompanying prospectus. Any such statement so modified or superseded shall not be deemed in its unmodified form to constitute a part of this prospectus supplement or the accompanying prospectus for purposes of the Securities Act.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain a copy of this information at no cost by written or oral request to us at the following address:

Shareowner Services

IDACORP, Inc.

1221 W. Idaho Street

Boise, ID 83702

Telephone (208) 388-2200

You may also access these documents at our website at www.idacorpinc.com.

You should rely only on information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities offered hereby in any jurisdiction where the offer or sale is not permitted.

The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the respective documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

The validity of the common stock offered hereby and certain other related legal matters will be passed upon for IDACORP by Julia A. Hilton, Vice President and General Counsel of IDACORP and Perkins Coie LLP, Seattle, Washington. The validity of the common stock offered hereby will be passed upon for the underwriters by Sullivan & Cromwell LLP, Los Angeles, California. Certain legal matters will be passed upon for the forward counterparty by Simpson Thacher & Bartlett LLP. Sullivan & Cromwell may, for matters governed by the laws of the state of Idaho, rely upon the opinion of Julia A. Hilton, Vice President and General Counsel of IDACORP. Ms. Hilton owns shares of vested and unvested restricted common stock of IDACORP acquired pursuant to employee benefit plans and participates in various employee benefit plans offered to employees of IDACORP and Idaho Power Company.

EXPERTS

The financial statements of IDACORP, Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement and the effectiveness of IDACORP’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2023 and 2022, June 30, 2023 and 2022 and September 30, 2023 and 2022, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in IDACORP’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS

COMMON STOCK

DEBT SECURITIES

We may offer from time to time, in one or more series:

•	our common stock, and

•	our debt securities.

We may offer these securities in any combination in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and any supplements, as well as the information that we incorporate by reference in this prospectus.

We may offer these securities directly or through underwriters, agents or dealers, as described in the “Plan of Distribution.” The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.

We list our common stock on the New York Stock Exchange under the symbol “IDA”.

Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

Investing in our securities involves risks. Please see “Risk Factors” on page 2 of this prospectus as well as the risk factors in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 16, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that IDACORP, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of risk factors and will discuss special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement, and the applicable pricing supplement, if any, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the “company,” “we,” “us” and “our” or similar terms are to IDACORP, Inc. and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks and uncertainties discussed in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, each of which is incorporated by reference into this prospectus. You should also consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference in the future. See “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events, or performance, often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “intends,” “potential,” “plans,” “predicts,” “projects,” “may result,” “may continue,” or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors discussed in our filings with the SEC, including the Form 10-K, the Forms 10-Q and the Forms 8-K incorporated by reference in this prospectus, and we refer you to those reports for further information, as well as the following important factors:

•

the effect of decisions by the Idaho and Oregon public utilities commissions and the Federal Energy Regulatory Commission that impact Idaho Power’s ability to recover costs and earn a return on investment;

•	changes to or the elimination of Idaho Power’s regulatory cost recovery mechanisms;

•

the ongoing impacts of COVID-19 and its variants, and government mandates related to COVID-19 vaccines, masking, and testing, on the global and regional economy and on Idaho Power’s employees, customers, contractors, and suppliers, including on loads and revenues, uncollectible accounts, transmission revenues, supply chain availability, attrition of skilled workers, and other aspects of the economy and the companies’ business;

•

changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power’s service area, and their associated impacts on loads and load growth, and the availability of regulatory mechanisms that allow for timely cost recovery through customer rates in the event of those changes;

•

abnormal or severe weather conditions (including conditions and events associated with climate change), wildfires, droughts, earthquakes, and other natural phenomena and natural disasters, which affect customer sales, hydropower generation levels, repair costs, service interruptions, liability for damage caused by utility property, and the availability and cost of fuel for generation plants or purchased power to serve customers;

•

advancement of self-generation, energy storage, energy efficiency, alternative energy sources, and other technologies that may reduce Idaho Power’s sale or delivery of electric power or introduction of operational or cyber-security vulnerabilities to the power grid;

•

acts or threats of terrorist incidents, acts of war, social unrest, cyber or physical security attacks, and other malicious acts of individuals or groups seeking to disrupt Idaho Power’s operations or the electric power grid or compromise data, or the disruption or damage to the companies’ business, operations, or reputation resulting from such events;

•

the expense and risks associated with capital expenditures for, and the permitting and construction of, utility infrastructure that Idaho Power may be unable to complete or may not be deemed prudent by regulators for cost recovery or a return on investment;

•

demand for power during peak periods could exceed supply, resulting in increased costs for purchasing capacity in the market or acquiring or constructing additional generation resources and battery storage facilities;

•	variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River Basin, which may impact the amount of power generated by Idaho Power’s hydropower facilities;

•

the ability of Idaho Power to acquire fuel, power, electrical equipment, and transmission capacity on reasonable terms and prices, particularly in the event of unanticipated or abnormally high power demands, price volatility, lack of physical availability, transportation constraints, outages due to maintenance or repairs to generation or transmission facilities, disruptions or delays in the supply chain, or a lack of credit;

•

disruptions or outages of Idaho Power’s generation or transmission systems or of any interconnected transmission systems, which can result in liability for Idaho Power, increase power supply costs and repair expenses, and reduce revenues;

•

accidents, terrorist acts, electrical contacts, fires (either affecting or caused by Idaho Power facilities or infrastructure), explosions, general system damage or dysfunction, intentional acts of destruction, uncontrolled release of water from hydropower dams, and other unplanned events that may occur while operating and maintaining assets, which can cause unplanned outages; reduce generating output, damage company assets, operations, or reputation; subject Idaho Power to third-party claims for property damage, personal injury, or loss of life; or result in the imposition of fines and penalties for which Idaho Power may have inadequate insurance coverage;

•	the increased purchased power costs and operational challenges associated with purchasing and integrating intermittent renewable energy sources into Idaho Power’s resource portfolio;

•	Idaho Power’s concentration in one industry and one region and the lack of diversification, and the resulting exposure to regional economic conditions and regional legislation and regulation;

•

employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies’ workforce, the impact of an aging workforce and retirements, the cost and ability to attract and retain skilled workers and third-party vendors, the cost of living and the related impact on recruiting employees, and the ability to adjust the labor cost structure when necessary;

•

failure to comply with state and federal laws, regulations, and orders, including interpretations and enforcement initiatives by regulatory and oversight bodies, which may result in penalties and fines and increase the cost of compliance and remediation;

•

changes in tax laws or related regulations or interpretations of applicable laws by federal, state, or local taxing jurisdictions, and the availability of tax credits, and the tax rates payable by IDACORP shareholders on common stock dividends;

•

adoption of, changes in, and costs of compliance with, laws, regulations, and policies relating to the environment, climate change, natural resources, and threatened and endangered species, and the ability to recover associated increased costs through rates;

•

the inability to timely obtain and the cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydropower facilities;

•	failure to comply with mandatory reliability and cyber and physical security requirements, which may result in penalties, reputational harm, and operational changes;

•

the impacts of economic conditions, including inflation, interest rates, supply costs, population growth or decline in Idaho Power’s service area, changes in customer demand for electricity, revenue from sales of excess power, credit quality of counterparties and suppliers, and the collection of receivables;

•

the ability to obtain debt and equity financing or refinance existing debt when necessary and on favorable terms, which can be affected by factors such as credit ratings, volatility or disruptions in the financial markets, interest rate fluctuations, decisions by the Idaho or Oregon public utility commissions, and the companies’ past or projected financial performance;

•

the ability to enter into financial and physical commodity hedges with creditworthy counterparties to manage price and commodity risk for fuel, power, and transmission, and the failure of any such risk management and hedging strategies to work as intended;

•

changes in actuarial assumptions, changes in interest rates, increasing health care costs, and the actual and projected return on plan assets for pension and other post-retirement plans, which can affect future pension and other postretirement plan funding obligations, costs, and liabilities and the companies’ cash flows;

•

the assumptions underlying the coal mine reclamation obligations at Bridger Coal Company and related funding and bonding requirements, and the remediation costs associated with planned exits from participation in Idaho Power’s co-owned coal plants;

•

the ability to continue to pay dividends and achieve target-payout ratios based on financial performance, and in light of credit rating considerations, contractual covenants and restrictions, and regulatory limitations; and

•

adoption of or changes in accounting policies and principles, changes in accounting estimates, and new Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations of existing requirements.

Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

ABOUT IDACORP

Overview

We are a holding company incorporated in 1998 under the laws of the state of Idaho. Our principal operating subsidiary is Idaho Power Company. We are subject to the provisions of the Public Utility Holding Company Act of 2005, which provides the Federal Energy Regulatory Commission and state utility regulatory commissions with access to books and records and imposes record retention and reporting requirements on us.

Idaho Power Company was incorporated under the laws of the state of Idaho in 1989 as the successor to a Maine corporation that was organized in 1915 and began operations in 1916. Idaho Power Company is an electric utility engaged in the generation, transmission, distribution, sale and purchase of electric energy and capacity and is regulated by the state regulatory commissions of Idaho and Oregon and by the Federal Energy Regulatory Commission. Idaho Power Company is the parent of Idaho Energy Resources Co., a joint venturer in Bridger Coal Company, which mines and supplies coal to the Jim Bridger generating plant owned in part by Idaho Power Company. Idaho Power Company’s utility operations constitute nearly all of our current business operations.

Idaho Power Company provided electric utility service to approximately 607,000 retail customers in southern Idaho and eastern Oregon as of March 31, 2022. Approximately 509,000 of these customers are residential. Idaho Power’s principal commercial and industrial customers are involved in food processing, electronics and general manufacturing, agriculture, health care, government, and education. Idaho Power Company also provides irrigation customers with electric utility service to operate irrigation pumps during the agricultural growing season. Idaho Power Company holds franchises, typically in the form of right-of-way arrangements, in 72 cities in Idaho and 7 cities in Oregon and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 25 counties in Idaho and 3 counties in Oregon. Idaho Power Company’s service area covers approximately 24,000 square miles with an estimated population of 1.3 million.

Our other notable subsidiaries include IDACORP Financial Services, Inc., an investor in affordable housing and other real estate tax credit investments, and Ida-West Energy Company, an operator of small hydropower generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978.

For additional information concerning our business and affairs, including our capital requirements and external financing arrangements, and pending legal and regulatory proceedings, including descriptions of those laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference into this prospectus as described in the section entitled “Where You Can Find More Information.”

Dividends from Subsidiaries

Since we are a holding company, substantially all of our cash flow is provided by dividends paid to us by our subsidiaries, most notably Idaho Power Company. Since Idaho Power Company is a public utility, it is subject to regulation by state utility commissions and other regulatory agencies, which impose limits on investment returns or otherwise impact the amount of dividends that Idaho Power Company may declare and pay, and to a federal statutory limitation on the payment of dividends. In addition, certain agreements entered into by Idaho Power Company set restrictions on the amount of dividends it may declare and pay and restrict the circumstances under which such dividends may be declared and paid. Further, Idaho Power Company’s credit facility requires it to maintain specified leverage ratios of consolidated indebtedness to consolidated total capitalization. The specific restrictions on dividends contained in agreements to which Idaho Power Company is a party, as well as specific regulatory limitations on dividends, are described in our Forms 10-K and 10-Q, which are incorporated by reference into this prospectus.

DESCRIPTION OF COMMON STOCK

This section summarizes the material terms of our common stock. This summary is not complete. We refer you to our articles of incorporation, as amended, and our amended bylaws, each of which is on file with the SEC and which we have incorporated by reference in this prospectus. We also refer you to the laws of the state of Idaho. The prospectus supplement relating to any offering of common stock will describe the number of shares offered and the initial offering price or method of determining the initial offering price of those shares.

As used under this caption, “Description of Common Stock,” references to “we,” “us,” “our” and other similar references mean IDACORP, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

Authorized Shares; Listing. Our articles of incorporation, as amended, authorize us to issue 120,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value. Our common stock is listed on the New York Stock Exchange under the trading symbol “IDA”.

Dividend Rights. Subject to the prior rights of the preferred stock, holders of our common stock are entitled to receive any dividends our board of directors may declare on the common stock. The board of directors may declare dividends from any property legally available for this purpose.

Voting Rights. The common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by shareholders. The holders of our common stock are not entitled to cumulative voting in the election of directors. Holders of our preferred stock will not have any right to vote except as established by our board of directors or as provided in our articles of incorporation or bylaws or by state law. A majority of the outstanding shares entitled to vote on a particular matter at a meeting constitutes a quorum. Action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless our articles of incorporation, the Idaho Business Corporation Act or our bylaws require a greater number of affirmative votes. A plurality of the votes cast determines the election of directors.

Liquidation Rights. Subject to the prior rights of the preferred stock, if we liquidate, dissolve or wind up, whether this is voluntary or not, the holders of our common stock will be entitled to receive any net assets available for distribution to shareholders.

Other Rights. The common stock is not liable to further calls or assessment. The holders of our common stock are not entitled to subscribe for or purchase additional shares of our capital stock. Our common stock is not subject to redemption and does not have any conversion or sinking fund provisions.

Effects on Our Common Stock If We Issue Preferred Stock. Our board of directors has the authority, without further action by shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series. The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of the articles of incorporation and the laws of the state of Idaho. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights. If we issue preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock without shareholder approval may delay or prevent a change in control of the company.

Transfer Agent and Registrar. EQ Shareowner Services is the transfer agent and registrar for the common stock.

Provisions of Our Articles of Incorporation and Our Bylaws That Could Delay or Prevent a Change in Control

Although it is not the intention of the board of directors to discourage legitimate offers to enhance shareholder value, the existence of unissued common stock, the ability of the board of directors to issue preferred stock without further shareholder action and other provisions of our articles of incorporation and bylaws may discourage transactions aimed at obtaining control of us.

Number of Directors, Vacancies, Removal of Directors. Our bylaws provide that the board of directors will have at least 9 and at most 15 directors. These restrictions on the size of the board may be changed by amendment of our bylaws, which must be approved by a two-thirds vote of shareholders entitled to vote, or by a majority vote of the board of directors. A majority of the board decides the exact number of directors at a given time. The board fills any new directorships it creates and any vacancies. Also, directors may be removed by the shareholders only for cause and only if at least two-thirds of the shares of our outstanding voting stock approve the removal. These provisions may delay or prevent a shareholder from gaining control of the board.

Meetings of Shareholders

Calling of a Special Meeting. The president, a majority of the board of directors or the chairman of the board may call a special meeting of the shareholders at any time. Holders of at least 20% of the outstanding shares entitled to vote may call a special meeting if such holders sign, date and deliver to our secretary one or more written demands describing the purpose(s) of the proposed meeting, as well as documentation of the shareholders’ ownership percentage and information regarding the shareholders’ proposal. Upon receipt of one or more written demands from such holders, our secretary is responsible for determining whether such demand or demands conform to the requirements of the Idaho Business Corporation Act, our articles of incorporation and our bylaws. After making an affirmative determination, our secretary will prepare, sign and deliver the notices for such meeting. The shareholders may suggest a time and place in their demand(s), but the board of directors will determine the time and place of any such meeting by resolution. These provisions for calling a special meeting may delay or prevent a person from bringing matters before a shareholder meeting.

No Cumulative Voting. Our articles of incorporation do not provide for cumulative voting in the election of directors. This could prevent directors from being elected by a relatively small group of shareholders.

Advance Notice Provisions. Our bylaws require that for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give notice and provide other information called for by our bylaws to our secretary not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or 60 days after the anniversary date of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, the shareholder must deliver notice no earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 130 days prior to the date of such annual meeting, the 10th day following the day on which we first publicly announce the date of such meeting. Our bylaws also limit business at a special meeting to the purposes stated in the notice of the special meeting, subject to the introduction of additional business at the discretion of the board of directors. These advance notice provisions may delay a shareholder from bringing matters before a shareholder meeting. The provisions may provide enough time for our board of directors to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if our board of directors finds it necessary or desirable for any reason.

Amendment of Articles of Incorporation. Our articles of incorporation require an 80% vote of shareholders entitled to vote in order to amend the provisions relating to the board of directors and the amendment of our articles of incorporation, unless such amendment is recommended by two-thirds of the continuing directors, as defined.

Amendment of Bylaws. Amendment of the bylaws relating to the board of directors or advance notice provisions for shareholder meetings requires a two-thirds vote of shareholders entitled to vote or a majority vote of the board of directors.

Provisions of Idaho Law That Could Delay or Prevent a Change in Control

Idaho Control Share Acquisition Law. We are subject to the provisions of the Idaho Control Share Acquisition Law. This law is designed to protect minority shareholders in the event that a person acquires or proposes to acquire shares of voting stock giving it at least 20%, at least 33 1/3%, or more than 50% of the voting power in the election of our directors. Under this law, an acquiring person must deliver to us an information statement that includes, most notably, the acquiring person’s identity, its acquisition plans and its financing. The acquiring person cannot vote the shares it holds that are greater than the applicable percentages unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves the exercise of such voting power. If the acquiring person so requests and complies with other requirements, we must hold a special meeting within 55 days of receiving the information statement from the acquiring person for the shareholders to vote. If the acquiring person does not deliver the information statement, or our shareholders do not approve such voting power, we may redeem all of the acquiring person’s shares that exceed the applicable percentage at their fair market value.

Idaho Business Combination Law. We are also subject to the Idaho Business Combination Law. This law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for a three-year period after the person acquires the shares. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our shares before the person acquired 10% of the shares. After the three-year period, we could engage in a business combination with the person only if two-thirds of our outstanding voting stock, excluding shares owned by the person, approve, or the business combination meets minimum price requirements.

DESCRIPTION OF DEBT SECURITIES

As used under this caption, “Description of Debt Securities,” references to “we,” “us,” “our” and other similar references mean IDACORP, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

We will issue the debt securities offered in this prospectus under our senior debt securities indenture, dated as of February 1, 2001. Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, is the trustee under the indenture. We may amend and supplement the indenture and will supplement it by one or more supplemental indentures relating to these debt securities.

This section briefly summarizes the material provisions of the indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete and we qualify it by reference to the indenture. The indenture is on file with the SEC, and we have incorporated it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definition of some terms used in this summary. In this summary, we have included references to section numbers of the indenture so that you can easily locate these provisions.

The debt securities that we may issue under this indenture will be unsecured obligations of IDACORP, Inc. exclusively, and not the obligations of any of our subsidiaries. The indenture does not limit the amount of debt securities that we may issue and it does not restrict the amount or type of other debt that we or our subsidiaries may issue or contain any other provisions that would afford holders of the debt securities protection in the event of a highly leveraged transaction. We may use other indentures or documentation containing provisions different from those included in the indenture under which we are offering these debt securities in connection with future issues of debt securities.

We are a holding company whose primary source of funds is cash received from our subsidiaries in the form of dividends or other intercompany transfers. For a more detailed description of the dividend restrictions applicable to our subsidiaries, see “About IDACORP—Dividends from Subsidiaries” above. If any of our subsidiaries liquidate or reorganize, the claims of the subsidiary’s creditors to the proceeds will be prior to the claims of our creditors, except to the extent we are a creditor of the subsidiaries. As a result of these factors, the debt securities will be effectively subordinated to all existing and future claims of creditors of Idaho Power Company and other subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

The indenture does not limit the amount of debt securities that we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. The debt securities that we are offering in this prospectus will rank equal in right of payment to our other unsecured indebtedness that is outstanding now or that we may issue in the future, except for any indebtedness that, by its terms, is subordinate to these debt securities. Although our subsidiaries are parties to agreements that limit the amount of additional indebtedness they may incur, they retain the ability to incur substantial additional indebtedness and other liabilities.

We will issue debt securities in series. Each series of debt securities may have different terms and, in some cases, debt securities of the same series may have different terms. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series for issuances of additional debt securities of that series. One or more series of the debt securities may be issued with the same or various maturities at par, above par or at a discount.

Terms of the Debt Securities

Each prospectus supplement will describe the terms of a series of debt securities, including:

•	the title of the series,

•	any limit on the aggregate principal amount of the series,

•	the date or dates on which we will issue the debt securities of that series and on which we will pay the principal amount and any premium,

•	the rate or rates at which the debt securities of that series will bear interest, or how we will determine the rate or rates,

•	the date or dates from which interest will accrue,

•	the dates on which we will pay interest on the debt securities of that series and the regular record dates for the interest payment dates,

•	the place or places where we will pay the principal of, premium, if any, and interest, if different from those we describe in this prospectus,

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder,

•	whether any debt securities of that series will be issued as original discount securities and the amount of the discount,

•	any events of default, interest rates payable upon an event of default, or restrictive covenants if other than set forth in this prospectus,

•	the denominations in which we will issue the debt securities of that series, if other than denominations of $1,000 and any integral multiple of $1,000,

•	the provisions for the satisfaction and discharge of the indenture if different from those we describe in this prospectus, and

•	any other terms of the debt securities of the series which are not inconsistent with the provisions of the applicable indenture.

Form and Exchange

Unless we state otherwise in the prospectus supplement:

•	we will issue the debt securities in fully registered form, without coupons, in denominations of $1,000 or in any larger amount equally divisible by $1,000,

•

a holder of debt securities may exchange debt securities, without charge, for an equal aggregate principal amount of debt securities of the same series, having the same issue date and with identical terms and provisions, and

•	a holder of debt securities may transfer debt securities, without charge, other than applicable stamp taxes or other governmental charges. Indenture, Sections 3.2 and 3.6

Unless we state otherwise in the prospectus supplement, the transfer of debt securities may be registered and exchanged at the corporate trust office of the trustee in New York, New York, as security registrar. We may change the place and designate one or more additional places for registration of transfer and exchange but we are required to maintain an office or agency in New York, New York for that purpose. Indenture, Section 4.2

We are not required to execute or to provide for the registration of transfer or exchange of any debt security:

•	during a period of 15 days prior to giving any notice of redemption with respect to that debt security, or

•	that has been selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Indenture, Section 3.6

We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the debt securities. If we issue global notes representing any debt securities, then a depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests. The global notes will be registered in the name of the depository and the depository will be considered the sole owner of the debt securities represented by the global notes for all purposes of the indenture. Indenture, Section 3.1

See “Book-Entry System” for a description of additional requirements as to the form and method of exchange of the debt securities. We will describe any additional requirements as to the form and method of exchange of debt securities in the prospectus supplement. Indenture, Sections 2.4 and 3.1

Payment and Paying Agent

Unless we state otherwise in the prospectus supplement, we will pay interest on each debt security to the person in whose name the debt security is registered as of the close of business on the regular record date for that interest payment date. If we have defaulted in the payment of interest on any debt security, we may pay the defaulted interest to the holder of the debt security as of the close of business on a special record date that is not less than 10 days prior to the date we propose to pay the defaulted interest. Notice of the special record date will be given by mail at least 15 days before the special record date. We may also pay defaulted interest in any other lawful manner permitted by requirements of any securities exchange on which the debt security may be listed, if the trustee deems that manner of payment practicable. Indenture, Section 3.8

Unless we state otherwise in the prospectus supplement, we will pay the principal of and premium, if any, and interest at maturity at the corporate trust office of the trustee in New York, New York, as our paying agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. Indenture, Section 4.2

If we deposit money with the paying agent to pay any amounts due on the debt securities and the holder does not claim the money within two years, the paying agent will return the money to us and we will be responsible for paying the holder. Indenture, Section 12.5

Events of Default

Except to the extent modified or deleted in a supplemental indenture or applicable resolution of the board of directors under which a series of debt securities is issued and described in the applicable prospectus supplement, each of the following will be an Event of Default with respect to each series of debt securities issued under the indentures:

•

failure to pay the principal of, or premium, if any, on, any debt security of that series when due and payable at maturity and upon redemption, and the time for payment has not been extended or deferred,

•	failure to pay interest on any debt security of that series when due and our failure continues for 30 days, and the time for payment has not been extended or deferred,

•	failure to make a sinking fund payment when due with respect to debt securities of that series,

•

failure to observe or perform any other covenant, warranty or agreement contained in the debt securities of that series or in the indenture, except for a covenant, agreement or warranty included in the indenture solely for the benefit of another series of debt securities, and our failure continues for 60 days after we have received written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series,

•	events relating to our bankruptcy, insolvency or reorganization, and

•	any other event of default with respect to debt securities of that series specified in the applicable prospectus supplement. Indenture, Section 6.1

An event of default with respect to the debt securities of any series does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. Unless we cure the default, the trustee is required to notify you of any default known to it within 90 days after the default has occurred. Except in the case of a payment default, the trustee may withhold notice if it considers such withholding to be in the interest of the holders. Indenture, Sections 6.1 and 6.11

If an event of default with respect to debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series or, in the case of certain defaults that affect all series then outstanding, the holders of at least 25% in aggregate principal amount of all debt securities outstanding acting as a single class, by notice in writing to us, and to the trustee if given by the holders, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debt securities of that series to be due and payable immediately. The holders of a majority of the principal amount of the outstanding debt securities of that series or, in the case of certain defaults that affect all series then outstanding, the holders of a majority in aggregate principal amount of all debt securities outstanding acting as a single class, upon the conditions provided in the indenture, including the requirement that we have paid all the principal and interest that has become due on that series other than by reason of acceleration, may rescind an acceleration and its consequences with respect to that series. Indenture, Section 6.1

If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. Indenture, Section 6.1

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. Indenture, Section 6.9

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. Indenture, Section 7.2

The indenture provides that we must periodically file statements with the trustee regarding compliance by us with all conditions and covenants contained in the indenture. Indenture, Section 4.6

Redemption

We will describe any terms for the optional or mandatory redemption of a particular series of debt securities in the applicable prospectus supplement. In order to exercise our right to redeem a debt security, we must give the holder notice by mail at least 30 days prior to the date fixed for redemption.

If we want to redeem fewer than all the debt securities of a series, the trustee will choose the particular debt securities to be redeemed by lot or by another method described in the applicable prospectus supplement. Indenture, Article Fourteen

Consolidation, Merger or Sale

The indenture provides that we will not consolidate with, or merge into, or sell all or substantially all of our assets to, any person, unless:

•	the successor corporation, if we are not the survivor, expressly assumes in writing all of our obligations under the outstanding debt securities and the indenture,

•	immediately before and after giving effect to the transaction, no event of default shall have occurred and be continuing, and

•	we deliver to the trustee an officer’s certificate and an opinion of counsel stating that the transaction and the supplemental indenture comply with the indenture. Indenture, Article Eleven

Modification of Indenture

We may modify the indenture, without notice to or the consent of any holders of debt securities, with respect to certain matters that do not materially adversely affect the holders of any debt securities. Indenture, Section 10.1

In addition, we may modify certain of our rights and obligations and the rights of holders of the debt securities with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification, voting as one class. Indenture, Section 10.2

Without the consent of each holder of any outstanding debt security affected, no amendment or modification may:

•	change the stated maturity of any debt security,

•

reduce the principal amount of or the amount of any premium on, or reduce the rate of interest on, or extend the time for payment or change the method of calculating interest on, any debt security, or extend the time for payment of those amounts, reduce the amount payable on redemption, or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity,

•	impair the right to institute suit for the enforcement of any payment with respect to any debt security,

•

reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, or to waive compliance with provisions of the indenture or defaults or events of default and their consequences, or

•	subordinate any debt securities to any other of our indebtedness. Indenture, Section 10.2

Waiver of Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to that series, except if certain defaults relate to all series of outstanding debt securities, the holders of not less than a majority in aggregate principal amount of all outstanding debt securities voting as one class may waive the default. Payment and bankruptcy defaults and defaults with respect to a provision that cannot be modified or amended without the consent of the holder of each debt security affected may not be waived in this manner. Indenture, Section 6.10

Defeasance

Unless we state otherwise in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that we shall be discharged from our obligations under the indenture with respect to any series of debt securities at any time prior to the maturity date or redemption of that series when

•	we have irrevocably deposited in trust with the trustee:

•	sufficient funds to pay the principal of and premium, if any, and interest to the maturity date or redemption of, the debt securities of that series, or

•

an amount of direct obligations of, or obligations guaranteed by, the United States government as will be sufficient to pay when due the principal of, and premium, if any, and interest to the maturity date or redemption of, the debt securities of that series, and

•	we have paid all other sums payable with respect to the debt securities of that series.

Upon the discharge of the indenture with respect to a particular series, the holders of debt securities of that series shall no longer be entitled to the benefits of the indenture, except for purposes of registration of transfer, exchange and replacement of lost, stolen or mutilated debt securities. Indenture, Section 12.1 and 12.3

Concerning the Trustee

We and our affiliates may conduct banking transactions with the trustee or its affiliates in the normal course of business.

Governing Law

The indenture and the debt securities will be governed by and construed under the laws of the state of Idaho, except that the obligations, rights and remedies of the trustee will be determined under the laws of the state of New York.

BOOK-ENTRY SYSTEM

We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the securities. If we issue global notes representing any securities, the following provisions will apply to all book-entry securities:

Unless otherwise indicated in the applicable prospectus supplement, the Depository Trust Company, New York, NY, which we refer to as “DTC,” will act as securities depository for the securities. We will issue the securities as fully-registered securities registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. We will issue one or more fully-registered security certificates for each issue of the securities, in the aggregate principal amount of the issue, and we will deposit the certificates with the trustee to hold as agent for DTC. We and the trustee will treat Cede & Co. as the holder of the securities for all purposes.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s money market instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Redemption proceeds and distributions, including principal and interest payments, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices as is the case with securities held for the accounts of customers in bearer form or registered in street name. Payment by participants to beneficial owners will be the responsibility of the participants and not of DTC, any agents or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the responsibility of our paying agents. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

In case of any optional tender for or mandatory purchase of securities, pursuant to their terms, a beneficial owner shall give notice to elect to have its securities purchased or tendered through its participant to the tender/remarketing agent and shall effect delivery of the securities by causing the direct participant to transfer the participant’s interest in the securities, on DTC’s records, to the tender/remarketing agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the tender/remarketing agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us or to our agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

Neither we, the trustee, any paying agent, nor the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement, we will add the net proceeds from the sale of the securities to our general funds. We may use our general funds for any of the following purposes:

•	to invest in, or make loans to, our subsidiaries,

•	to repay indebtedness, or

•	to pay for acquisitions.

The precise amount and timing of the application of such proceeds will depend on our funding requirements, market conditions and the availability and cost of other funds. If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

PLAN OF DISTRIBUTION

Methods of Offer and Sale

We may sell the securities offered by this prospectus:

•	through underwriters or dealers,

•	through agents,

•	directly to one or more purchasers, or

•	through a combination of any of the above methods of sale.

Through Underwriters or Dealers. If we use underwriters in the sale, the underwriters will buy the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters may sell the securities directly or through underwriting syndicates that managing underwriters represent. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. If we use a dealer in the sale, we will sell those securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. We may from time to time designate one or more agents to sell the securities. Unless we state otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

Directly. We may sell the securities directly to one or more purchasers. In this case, there will be no underwriters or agents.

General Information

Our common stock is listed on the New York Stock Exchange under the symbol “IDA.” The debt securities may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter.

The prospectus supplement will state:

•	the names of any underwriters, dealers or agents, and the amounts of securities underwritten, purchased or sold by each of them,

•	the terms of the securities offered,

•	the purchase price of the securities and the proceeds we will receive from the sale,

•	any initial public offering price,

•	any discounts or commissions and other items constituting underwriters’ or agents’ compensation, and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We may authorize agents, underwriters or dealers to solicit offers from certain institutions. We may sell the securities to these institutions for delayed delivery at a specified date in the future. At that time, they will pay the public offering price on the terms we describe in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed,

•	market prices prevailing at the time of sale,

•	prices related to such prevailing market prices, or

•	negotiated prices.

We may also engage in at-the-market offerings of our common stock in an existing trading market. Any at-the-market offering will be through an underwriter or underwriters acting as principal or through an agent or agents for us.

Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our subsidiaries and affiliates in the ordinary course of business.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-14465):

•	Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 17, 2022,

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 5, 2022, and

•

Description of our common stock contained in Exhibit 4.10 of our Annual Report on Form 10-K for the year ended December 31, 2020, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we terminate the offering. We are not incorporating by reference any documents or portions of documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the prospectus shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in the prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed to constitute part of the prospectus for purposes of the Securities Act.

We will provide to each person, including any beneficial owner, upon request, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of this information at no cost, by written or oral request to us at the following address:

Shareowner Services

IDACORP, Inc.

1221 West Idaho Street

Boise, ID 83702

Telephone 208-388-2200

You may also access these documents at our website at http://www.idacorpinc.com.

We take responsibility only for information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, and the applicable pricing supplement, if any. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Information about us is also available at our website at http://www.idacorpinc.com. However, the information on our website is not a part of this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC relating to the securities covered by this prospectus. This prospectus does not contain all the information included in the registration statement. You may review a copy of the registration statement on the SEC’s internet site referred to above.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Perkins Coie LLP, Seattle, Washington, and Patrick A. Harrington, Vice President, General Counsel and Corporate Secretary of IDACORP, Inc., will pass upon the validity of the securities and other legal matters for us. Unless otherwise indicated in the applicable prospectus supplement, Sullivan & Cromwell LLP, Los Angeles, California, will pass upon the validity of the securities for any underwriter, dealer or agent. Sullivan & Cromwell LLP or other counsel identified in an applicable prospectus supplement may, for matters governed by the laws of the state of Idaho, rely upon the opinion of Perkins Coie LLP and Mr. Harrington or such other counsel identified in the applicable prospectus supplement. Mr. Harrington owns shares of restricted common stock of IDACORP, Inc. acquired under employee benefit plans and participates in various employee benefit plans offered to employees of IDACORP, Inc. and its primary subsidiary, Idaho Power Company.

EXPERTS

The financial statements of IDACORP, Inc. incorporated by reference in this prospectus, and the effectiveness of IDACORP, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2022 and 2021 which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in IDACORP, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

2,801,724 Shares

IDACORP, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

November 7, 2023

Joint Book-Running Managers

Wells Fargo Securities

Morgan Stanley

BofA Securities

Mizuho

Co-Managers

BTIG

MUFG